Amendment No. 3 to Distribution Agreement

This Amendment, dated as of August 15, 2013, to the Distribution Agreement (this “Amendment”), by and between DBX ETF Trust (the “Trust”), a Delaware statutory trust and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated November 1, 2011, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of five portfolios to the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ETF TRUST		ALPS DISTRIBUTORS, INC.

By:		By:
Name:	Alex Depetris	Name:	Thomas A. Carter
Title:	Chief Executive Officer & President	Title:	President

By:
Name:	Michael Gilligan
Title:	Chief Financial Officer

APPENDIX A

LIST OF PORTFOLIOS

db X-trackers MSCI Emerging Markets Hedged Equity Fund

db X-trackers MSCI EAFE Hedged Equity Fund

db X-trackers MSCI Brazil Hedged Equity Fund

db X-trackers MSCI Germany Hedged Equity Fund

db X-trackers MSCI Japan Hedged Equity Fund

db X-trackers Regulated Utilities Index Fund

db X-trackers Municipal Infrastructure Revenue Fund

db X-trackers MSCI United Kingdom Hedged Equity Fund

db X-trackers MSCI Europe Hedged Equity Fund

db X-trackers MSCI Asia Pacific ex Japan Hedged Equity Fund

db X-trackers Solactive Investment Grade Subordinated Debt Fund db X-trackers Harvest China Fund